                                                                                                                           News Release

FOR IMMEDIATE RELEASE:

CONTACT:        Michael Rajkovic
                Executive Vice President and Chief Financial Officer
                U.S. Can Corporation
                (630) 678-8000

                                     U.S. CAN REPORTS THIRD QUARTER RESULTS AND MAKES ACQUISITION

Lombard,  IL,  November 14, 2005 - U.S. Can today  announced  the financial  results for the third  quarter ended October 2, 2005.  The
Company also announced that it has acquired the remaining  63.5% equity  interest of Formametal,  S.A., an aerosol can  manufacturer in
Argentina.  The Company had  purchased  its initial  36.5%  interest in  Formametal  in 1998.  The  purchase  price paid at closing was approximately $5.0 million,  with additional  contingent  payments subject to the achievement by Formametal of certain earnings targets through  2007. In the last twelve  months,  Formametal  had revenues of  approximately  $25.0 million and EBITDA (as defined  below) of approximately $4.5 million.  Formametal holds a 70% market share of the aerosol can market in Argentina.

For the third  quarter  ended  October 2, 2005,  U.S.  Can  reported net sales of $209.2  million,  compared to $207.3  million for the corresponding  period of 2004.  The  increase for the quarter was largely  driven by price  increases  from higher raw  material  costs passed through to customers,  offset by lower volumes primarily in the Company's  International  segment.  For the first nine months of
2005,  net sales  increased  to $670.1  million  from $632.5  million for the same period in 2004,  a 5.9%  increase.  The increase was largely  driven by price  increases  from higher raw  material  costs passed  through to customers as well as increased  volumes in the
Aerosol and Plastic businesses, partially offset by lower volumes primarily in the Company's International segment.

For the third quarter of 2005,  U.S. Can reported  gross profit of $18.7  million or 8.9% of sales,  compared to $21.9 million or 10.6%
of sales in 2004.  For the nine months ended  October 2, 2005,  gross profit  increased  to $73.9  million  (11.0% of sales) from $61.0 million  (9.6% of sales) for the first nine  months of 2004.  The gross  profit  decline for the quarter was mainly the result of lower production  and sales  volumes  across all business  segments,  and  increases in product  costs in excess of the amounts  passed on to customers.  For the first nine months,  the improvement in gross profit dollars and gross profit  percentage was primarily due to price increases  implemented in early 2005 to cover prior year increases in raw material  costs,  which more than offset the volume  declines mentioned above.

Selling,  general  and  administrative  expenses  for the third  quarter of 2005 were $9.8  million or 4.7% of sales  compared to $10.2 million or 4.9% of sales in the third quarter of 2004. Selling,  general and administrative  expenses for the first nine months of 2005 were $30.2  million  or 4.5% of sales  compared  to $30.4  million or 4.8% of sales for the first  nine  months of 2004.  The  decrease primarily  related to the  elimination  of the  Company's  European  headquarters,  offset by increases in outside  services and salary expenses in the Company's U.S. operations.

During  the first nine  months of 2005,  the  Company  recorded  restructuring  charges of $2.1  million.  During the first  quarter of
2005, the Company recorded a $0.5 million charge for position  elimination  costs related to the  continuation of an early  termination program in one European  facility and a product line  profitability  review program in our German food can business.  During the second quarter of 2005, the Company recorded charges of $1.5 million related to European  headquarters  position elimination costs, as well as a reassessment of previously  recorded  reserves for ongoing  facility costs related to our closed Olive Can Custom & Specialty  plant.
Charges in the third quarter were $0.1 million.

Other income of $0.4 million was recorded in the first nine months of 2005 and 2004. The other income  represents  the Company's  share of the net income of its joint venture  equity  investment in  Formametal,  S.A.  mentioned  above.  The first nine months of 2004 also included dividends related to an investment in operations that were formerly owned by the Company.

Third quarter 2005 interest  expense was $14.0  million as compared to $12.7  million for the third quarter of 2004.  Interest  expense in the first nine months of 2005  increased  $2.7 million to $40.9 million  versus the same period of 2004.  The increase was primarily due to higher average interest rates.

Bank  financing  fees for the third  quarter of 2005 were $0.7  million as  compared  to the $0.9  million for the same period in 2004.
Bank financing  fees for the first nine months of 2005  decreased $1.3 million to $2.2 million.  The decrease in the third quarter bank financing fees was due to one time charges in the third quarter of 2004 relating to the Company's new Credit  Facility  entered into in
June 2004.  The  decrease  in bank  financing  fees in the first nine  months was due to lower fees and  expenses  associated  with the
Company's new Credit  Facility,  which are being  amortized  over the life of the applicable  borrowings,  versus the fees and expenses previously being amortized in conjunction with the Company's former Senior Secured Credit Facility.

In the second  quarter of 2004,  the Company  recorded a loss from early  extinguishment  of debt of $5.5 million  associated  with the termination of the Company's  former Senior Secured Credit  Facility.  The loss  represented the unamortized  deferred  financing costs related to the Senior Secured Credit Facility.

Income tax  provision  was $2.6  million  for the third  quarter of 2005  versus an income tax  benefit of $0.5  million  for the third quarter of 2004.  For the first nine months of 2005,  the Company  recorded  income tax  expense of $4.3  million  versus an income tax benefit of $2.1  million for the first nine months of 2004.  The third  quarter  2005 income tax  provision  included  $2.7  million of additional  valuation  allowances against domestic deferred tax assets.  Prior to 2005, the Company recorded valuation allowances as it could not conclude  that it was "more likely than not" that not all of the deferred tax assets of its domestic  operations  and certain of its foreign  operations would be realized in the foreseeable  future.  Accordingly,  the Company did not record income taxes related to the third  quarter or the first nine months of 2005 and 2004 for the  applicable  operations.  The Company  will  continue to assess these valuation  allowances and, to the extent it is determined that such allowances are no longer  required,  the related deferred tax assets will be recognized in the future.  The third  quarter 2005 income tax  provision  also includes a $0.4 million  return of excess taxes paid by the Company's Laon, France operations.

Net loss before  preferred stock dividends was $8.3 million for the third quarter of 2005,  compared to net loss before preferred stock dividends  of $5.3  million for the third  quarter of 2004.  For the first nine months of 2005,  the Company  recorded  net loss before preferred stock dividends of $5.3 million, compared to net loss before preferred stock dividends of $19.5 million in 2004.

Earnings before interest, taxes, depreciation,  amortization,  special charges relating to our restructurings and certain other charges and expenses,  as defined under the terms of our Credit Facility  ("Credit Facility EBITDA") was $17.0 million for the third quarter of
2005 versus $21.4 million for the third quarter of 2004.  Year-to-date  Credit  Facility EBITDA was $69.4 million for 2005, an increase of $7.8 million  versus the same period of 2004. The Company  considers  Credit  Facility  EBITDA to be a useful measure of its current financial  performance  and its ability to incur and service debt. In addition,  Credit  Facility EBITDA is a measure used to determine the Company's  compliance with its Credit Facility.  The most directly  comparable GAAP financial  measure to Credit Facility EBITDA is net income (loss).  Below is a quantitative  reconciliation  of the net loss from operations before preferred stock dividends to Credit
Facility EBITDA.

                                                                 Third Quarter                         YTD
                                                          -----------------------------    -----------------------------
                                                          ------------- -- ------------    ------------- -- ------------
                                                              2005            2004             2005            2004
                                                          -------------    ------------    -------------    ------------
                                                                                  (in millions)
     Net Loss                                                  $ (8.3)         $ (5.3)          $ (5.3)        $ (19.5)
     Plus:  Income Tax Provision (Benefit)                         2.6           (0.5)              4.3           (2.1)
     Plus:  Interest Expense                                      14.0            12.7             40.9            38.2
     Plus:  Bank Financing Fees                                    0.7             0.9              2.2             3.5
     Plus:  Loss from Early Extinguishment
                of Debt                                              -               -                -             5.5
     Plus:  Depreciation and Amortization                          8.2             9.4             26.5            29.0
     Plus: Cash Special Charges                                      -             1.1              1.3             2.5
     Plus:  Non-Cash Special Charges                                 -             2.9                -             2.9
     Plus:  Severance Payments to Former
               CEO                                                   -               -                -             1.2
     Plus:  Other Add-backs as Specified in
               the Lending Agreement                             (0.2)             0.2            (0.5)             0.4
                                                          -------------    ------------    -------------    ------------
                                                          -------------    ------------    -------------    ------------
     Credit Facility EBITDA                               $      17.0      $      21.4     $      69.4      $      61.6
                                                          =============    ============    =============    ============

     Formametal, S.A.'s EBITDA of $4.5 million is equal to (in millions): net income ($1.4) plus income taxes ($0.6), interest expense ($0.8), depreciation ($1.4) and other non-cash charges ($0.3).
At October 2, 2005,  the Company  incurred  borrowings  of $1.7 million under the $65.0  million  revolving  loan portion of the Credit
Facility.  Letters of Credit of $15.6  million were also  outstanding  securing  the  Company's  obligations  under  various  insurance programs and other contractual agreements.  In addition, the Company's reported cash balance was $6.1 million.

U.S. Can  Corporation is a leading  manufacturer of steel  containers for personal care,  household,  automotive,  paint and industrial products in the United States and Europe, as well as plastic containers in the United States and food cans in Europe.

Certain  statements in this release  constitute  "forward-looking  statements"  within the meaning of the federal securities laws. Such statements  involve  known  and  unknown  risks  and  uncertainties  which  may cause the  Company's  actual  results,  performance  or achievements to be materially  different than future  results,  performance or  achievements  expressed or implied in this release.  By way of example and not limitation and in no particular  order,  known risks and  uncertainties  include  general  economic and business conditions;  the  Company's  substantial  debt and  ability  to  generate  sufficient  cash flows to service  its debt;  the  Company's compliance with the financial covenants  contained in its various debt agreements;  changes in market conditions or product demand; the level of cost  reduction  achieved  through  restructuring  and  capital  expenditure  programs;  changes  in raw  material  costs  and availability;  downward selling price movements;  currency and interest rate  fluctuations;  increases in the Company's  leverage;  the
Company's ability to effectively  integrate  acquisitions;  changes in the Company's business strategy or development plans; the timing and cost of plant  closures;  the  success of new  technology;  and  increases  in the cost of  compliance  with laws and  regulations,
including  environmental  laws  and  regulations.  In  light  of  these  and  other  risks  and  uncertainties,   the  inclusion  of  a
forward-looking  statement  in this  release  should not be  regarded  as a  representation  by the  Company  that any future  results, performance or achievements will be attained.

                                                                 # # #
                                                        http://www.uscanco.com

                                                     U.S. CAN CORPORATION
                                                   STATEMENTS OF OPERATIONS
                                                          (Unaudited)
                                                    (Dollars in Thousands)

                                                   For the Three Months Ended                  For the Nine Months Ended
                                             ---------------------------------------    ----------------------------------------
                                             ------------------ -- -----------------
                                              October 2, 2005      October 3, 2004       October 2, 2005       October 3, 2004
                                             ------------------    -----------------    ------------------    ------------------
                                             ------------------    -----------------    ------------------
Net Sales                                           $  209,221           $  207,263            $  670,073            $  632,539
Cost of Goods Sold                                     190,559              185,341               596,178               571,539
                                             ------------------    -----------------    ------------------    ------------------
                                             ------------------    -----------------    ------------------    ------------------
Gross Profit                                            18,662               21,922                73,895                61,000
Selling, General and
   Administrative Expenses                               9,792               10,150                30,179                30,393
Special Charges                                             34                4,012                 2,064                 5,416
Other Income                                             (244)                 (54)                 (436)                 (432)
Interest Expense                                        14,020               12,665                40,873                38,246
Bank Financing Fees                                        732                  890                 2,192                 3,486
Loss from Early Extinguishment
   of Debt                                                   -                    -                     -                 5,508
                                             ------------------    -----------------    ------------------    ------------------
                                             ------------------    -----------------    ------------------    ------------------
Loss Before Income Taxes                               (5,672)              (5,741)                 (977)              (21,617)
Provision (Benefit) for Income
   Taxes                                                 2,617                (466)                 4,293               (2,085)
                                             ------------------    -----------------    ------------------    ------------------
                                             ------------------    -----------------    ------------------    ------------------
Net Loss                                               (8,289)              (5,275)               (5,270)              (19,532)
Preferred Stock Dividends                              (4,252)              (3,853)              (12,534)              (11,437)
                                             ------------------    -----------------    ------------------    ------------------
                                             ------------------    -----------------    ------------------    ------------------
Net Loss Attributable to Common
   Stockholders                                    $  (12,541)          $   (9,128)           $  (17,804)           $  (30,969)
                                             ==================    =================    ==================    ==================

                                             U.S. CAN CORPORATION
                                                BALANCE SHEETS

                                  AS OF OCTOBER 2, 2005 and DECEMBER 31, 2004
                                            (Dollars in Thousands)

                                                                        October 2,             December 31,
                                                                           2005                    2004
                                                                  -----------------------  ---------------------
                                                                                   (Unaudited)
ASSETS

Current Assets                                                          $        226,464        $       229,234

Property, Plant and Equipment                                                    206,156                227,022

Non-Current Assets                                                                94,172                101,496
                                                                  -----------------------  ---------------------

Total Assets                                                            $        526,792        $       557,752
                                                                  =======================  =====================

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities                                                     $         161,324        $       170,811

Long-Term Debt                                                                    549,791                550,551

Long-Term Liabilities                                                              67,546                 72,566

Preferred Stock                                                                   174,788                162,253

Stockholders' Deficit                                                            (426,657)              (398,429)
                                                                  -----------------------  ---------------------

Total Liabilities and Stockholders' Deficit                             $         526,792       $        557,752
                                                                  =======================  =====================